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    As filed with the Securities and Exchange Commission on December 2, 1997
                         Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                             MCAFEE ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 77-0316593
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                Identification Number)

                          2710 WALSH AVENUE, SUITE 200
                          SANTA CLARA, CALIFORNIA 95051
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            1997 STOCK INCENTIVE PLAN
               NETWORK GENERAL CORPORATION 1989 STOCK OPTION PLAN
      NETWORK GENERAL CORPORATION 1989 OUTSIDE DIRECTORS STOCK OPTION PLAN
                   CINCO NETWORKS, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plans)

                           ---------------------------


                                WILLIAM L. LARSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             MCAFEE ASSOCIATES, INC.
                               2805 BOWERS AVENUE
                          SANTA CLARA, CALIFORNIA 95051
                                 (408) 988-3832
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------


                                    Copy to:

                             JEFFREY D. SAPER, ESQ.
                                KURT BERNEY, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
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
                         CALCULATION OF REGISTRATION FEE


                                                                              PROPOSED             PROPOSED
                                                                               MAXIMUM             MAXIMUM
                                                           AMOUNT             OFFERING            AGGREGATE            AMOUNT OF
                 TITLE OF SECURITIES                        TO BE               PRICE              OFFERING           REGISTRATION
                  TO BE REGISTERED                       REGISTERED         PER SHARE (1)           PRICE                FEE(4)
Common Stock to be issued under the 1997 Incentive        3,400,000          $45.5625(2)         $154,912,500.00       $46,943.18
Stock Plan

Common Stock to be issued under the Network General
Corporation 1989 Stock Option Plan                        3,647,052          $36.03(3)           $131,406,681.00       $39,820.21

Common Stock to be issued under the Network General
Corporation 1989 Outside Directors Stock Option Plan        178,139          $29.67(3)           $  5,285,002.00       $ 1,604.52

Common Stock to be issued under the Cinco Networks,
Inc. 1997 Stock Option Plan                                  23,791          $ 0.98(3)           $     23,408.00       $     7.09

      Total                                               7,248,982                              $291,627,591.00       $88,372.00

(1) Estimated in accordance with Rule 457(h) of Regulation C solely for the purpose of calculating the registration fee.

(2) The per share price for the 1997 Incentive Stock Plan was the average between the high and low price reported in the Nasdaq National Market on November 28, 1997, which average was $45.5625.

(3) The proposed maximum aggregate offering price is computed based upon the exercise price of each outstanding option under the Network General Corporation 1989 Stock Option Plan (the "89 Plan"), the Network General Corporation 1989 Outside Director Stock Option Plan (the "Director Plan") and the Cinco Networks, Inc. 1997 Stock Option Plan (the "Cinco Plan"). The weighted average exercise price of the shares subject to outstanding options under the 89 Plan is $36.03 per share. The weighted average exercise price of the shares subject to outstanding options under the Director Plan is $29.67 per share. The weighted average exercise price of the shares subject to outstanding options under the Cinco Plan is $0.98 per share.

(4) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "one thirty-third of one per centrum of the maximum aggregate price at which such securities are proposed to be offered."

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by McAfee Associates, Inc. (the "Company") are hereby incorporated by reference in this Registration
Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, June 30, 1997 and September 30, 1997, filed pursuant to the Exchange Act.

         (c) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

         The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.


       Exhibit
        Number                         Description
        ------                         -----------
          4.1     1997 Stock Incentive Plan.

          4.2     Network General Corporation 1989 Stock Option Plan.*

          4.3     Network General Corporation 1989 Outside Director Stock Option Plan.*

          4.4     Cinco Networks, Inc. 1997 Stock Option Plan.*

          5.1     Opinion of Counsel as to legality of securities being registered.

         23.1     Consent of Independent Accountants.

         23.2     Consent of Counsel (contained in Exhibit 5.1).

         24.1     Power of Attorney (see page II-4).

------------------

* Exhibits 4.2 through 4.4 are incorporated by reference to the Registration Statement on Form S-8 filed by Network General Corporation on September 4, 1997 (Registration No. 333-34955).

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indem nification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 2nd day of December, 1997.

                            MCAFEE ASSOCIATES, INC.


                            By: /s/ WILLIAM L. LARSON
                               ----------------------------------------
                                     William L. Larson
                                     Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William L. Larson and Prabhat Goyal, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                 Signature                                         Title                                        Date
                 ---------                                         -----                                        ----
/s/ WILLIAM L. LARSON                        Director and Chief Executive Officer                 December 2, 1997
-------------------------------------------
William L. Larson                            (Principal Executive Officer)

/s/ PRABHAT GOYAL                            Chief Financial Officer (Principal                   December 2, 1997
-------------------------------------------
Prabhat Goyal                                Financial and Accounting Officer)

/s/ JOHN BOLGER                              Director                                             December 2, 1997
-------------------------------------------
John Bolger

/s/ LESLIE DENEND                            Director                                             December 2, 1997
-------------------------------------------
Leslie Denend

/s/ VIRGINIA GEMMELL                         Director                                             December 2, 1997
-------------------------------------------
Virginia Gemmell

/s/ EDWIN HARPER                             Director                                             December 2, 1997
-------------------------------------------
Edwin Harper

/s/ HARRY J. SAAL                            Director                                             December 2, 1997
-------------------------------------------
Harry J. Saal

                                 Exhibit Index


       Exhibit
        Number                         Description
        ------                         -----------
          4.1     1997 Stock Incentive Plan.

          4.2     Network General Corporation 1989 Stock Option Plan.*

          4.3     Network General Corporation 1989 Outside Director Stock Option Plan.*

          4.4     Cinco Networks, Inc. 1997 Stock Option Plan.*

          5.1     Opinion of Counsel as to legality of securities being registered.

         23.1     Consent of Independent Accountants.

         23.2     Consent of Counsel (contained in Exhibit 5.1).

         24.1     Power of Attorney (see page II-4).

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*       Exhibits 4.2 through 4.4 are incorporated by reference to the
        Registration Statement on Form S-8 filed by Network General Corporation on September 4, 1997 (Registration No. 333-34955).